SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  June 25, 2003
                                 --------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                               Desert Mining, Inc.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

                    Nevada           0-32123             87-0664962
              --------------     ----------------     ----------------
              (State or other  (Commission File No.) (IRS Employer I.D. No.)
               Jurisdiction)

                         420 East 57th Street, Suite 150
                               Loveland, CO 80538
                           --------------------------
                    (Address of Principal Executive Offices)

                                 (970) 213-2705
                                 --------------
                         (Registrant's Telephone Number)

                          1981 E. Murray-Holladay Road
                            Salt Lake City, UT 84117
                                -----------------
          (Former Name or Former Address if changed Since Last Report)

Item 1. Changes in Control of Company.


     Effective June 25, 2003 the Company appointed Peter K. Nelson to the Board of Directors and accepted the resignation of Justine Noerring as an officer and director of the Company. Mr. Nelson is now the sole officer and director of the Company and as such has the ability to direct the Company's management and policies.

     Mr. Nelson brings many years of entrepreneurial and management experience to the Company. Since 1966, Mr. Nelson has operated a variety of business including general contractor, trucking and asphalt maintenance companies. He was Honorably discharged from the U.S. Air Force in 1966. From 1985 to 1992, Mr. Nelson worked for the Federal Aviation Administration installing ILS systems at major airports. Currently, Mr. Nelson is a consultant in the petroleum industry.

Item 5.  Other Events.

     As a result of the change in control, the Company has moved its operations and business location to 420 East 57th Street, Suite 150, Loveland, CO 80538. The Company's telephone number is (970) 213-2705.

     The Company has announced a ten for one forward split of its issued and outstanding stock for shareholders of record as of July 15, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       Desert Mining, Inc.



DATED:  June 25, 2003                                  /s/ Peter K. Nelson

                                                               Peter K. Nelson
                                                       Chief Executive Officer